UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-49697	06-1449146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2005, Chautauqua Airlines, Inc. (“Chautauqua”), a subsidiary of Republic Airways Holdings Inc., entered into an Amended and Restated Chautauqua Jet Service Agreement (the “Amended Jet Service Agreement”) with US Airways, Inc. (“US Airways”), amending and restating Chautaqua’s existing code-share agreement with US Airways. Modifications incorporated in the Amended Jet Service Agreement generally provide for, among other things, the operation of regional jets at reduced costs to US Airways and, in certain circumstances, US Airways’ right to terminate from service up to five, or in other circumstances, up to 15, regional jet aircraft, Chautauqua’s right to terminate from service a specified number of regional jet aircraft (not to exceed 15 aircraft), and a one-year extension of the agreement to March 2013. In no event is US Airways able to terminate more than two aircraft in any calendar month.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: April 28, 2005	By:	/s/ Robert Hal Cooper
Name: Robert Hal Cooper
Title: Executive Vice President and Chief Financial Officer